UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

PEOPLESTRING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-163290	90-0436540
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20301 Ventura Boulevard, Suite 126B
Woodland Hills, CA 91364
(Address of principal executive office)

(949) 743-3399
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On September 30, 2013, pursuant to the Merger and Reorganization Agreement, entered into as of August 9, 2013 (the “Merger Agreement”), by and among PeopleString Corporation (the “Company”), a Delaware corporation, the Company’s wholly-owned subsidiary, Rewardstring Corporation, a Delaware corporation (“Rewardstring”), and Vape Holdings, Inc., a Nevada corporation (“Vape”), the Company acquired all 355,000 outstanding shares of Vape common stock via a merger of Rewardstring with Vape, with Vape being the surviving entity.  In consideration for the merger, the shareholders of Vape received a total of 187,381,483 shares of common stock of the Company on a pro rata basis in exchange for their Vape common stock.  The total shares of the Company being issued on a pro rata basis to Vape shareholders represents approximately 74.95% of the total issued and outstanding common stock of the Company.

The merger was consummated following the approval and adoption of the Merger Agreement by Vape shareholders and its Board of Directors and the approval of the Company’s Board of Directors and a majority of its shareholders of the issuance of shares of the Company’s common stock to the Vape shareholders pursuant to the Merger Agreement.

The foregoing description of the merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 15, 2013, which is incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 30, 2013, the Company approved a change in fiscal year end of the Company from December 31st to September 30th.  The Company’s decision to change the fiscal year end was related to the Company’s recent merger with Vape.  Following such change, the date of the Company’s next fiscal year end is September 30, 2014.

Item 8.01    Other Events

The Company first became subject to the reporting requirements of Section 15(d) of the Exchange Act pursuant to the filing of a Form S-1 which was effective as of September 17, 2010.  Section 15(d) of the Exchange Act provides an automatic statutory suspension of the periodic reporting obligation as to any fiscal year (except for the fiscal year in which the registration statement became effective) if an issuer has fewer than 300 security holders of record at the beginning of such fiscal year.  The Company is not subject to the reporting requirement of Section 12(g) of the Exchange Act.  As such, the PRE 14C Form filed by the Company on August 28, 2013 was made on a voluntary basis.

The Company currently has fewer than 300 security holders and is thus currently not subject to the reporting requirements of Section 15(d) of the Exchange Act.  The Company, however, has continued to voluntarily file all reports required by Section 15(d) and is current in all filings required by Section 15(d).

The Company is contemplating filing a Form 8-A to register its securities pursuant to Section 12(g) of the Exchange Act to resume its mandatory reporting status.

Item 9.01    Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The required audited financial statements of Vape will be filed by amendment to this Item 9.01(a) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The required pro forma condensed financial information with respect to the combined company will be filed by amendment to this Item 9.01(b) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Merger and Reorganization Agreement, dated August 9, 2013, by and among PeopleString Corporation, Rewardstring Corporation, and Vape Holdings, Inc. and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLESTRING CORPORATION

Dated: October 4, 2013	By:	/s/ Jerome Kaiser
Jerome Kaiser
Duly Authorized Officer, Chief Executive Officer